UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

CAREGUIDE, INC.
(Exact name of the Registrant as specified in its charter)

Delaware	0-22319	16-1476509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12301 N.W. 39th Street Coral Springs, Florida 33065
(Address of principal executive offices and Zip Code)

the Registrant’s telephone number, including area code: (954) 796-3714

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On November 20, 2006, the Board of Directors of CareGuide, Inc. (the “Registrant”) approved a change in the fiscal year end of the Registrant and its subsidiaries from March 31 to December 31. Due to this change the Registrant will file a transition report for the period April 1, 2006 to December 31, 2006 on a Form 10-K no later than April 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006	CAREGUIDE, INC. By: /s/ Chris E. Paterson Chris E. Paterson President and Chief Executive Officer

2